UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

The Greater Cannabis Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-56027	30-0842570
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

200 South Biscayne Blvd Fl 20, Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +52 1 55 6449 4966

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2026, the sole member of the Board of Directors (the “Board”) of The Greater Cannabis Company, Inc. (the “Company”) approved, by unanimous written consent, the appointment of Carlos Septién, Michelle Cervantes Vivanco and Ernesto Gómez Berjón as additional members of the Board of Directors of the Company. Pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14f-1 promulgated thereunder, the appointments of such directors will become effective upon the expiration of the ten (10) day period following the mailing of the Company’s Information Statement on Schedule 14F-1 to its stockholders.

Also effective July 29, 2026, the Board appointed Carlos Septién as the Company’s Chief Operating Officer, Michelle Cervantes Vivanco as the Company’s Chief Financial Officer, and Ernesto Gómez Berjón as the Company’s Chief Growth Officer. Porfirio Sanchez Talavera will continue to serve as the Company’s Chief Executive Officer, Chairman of the Board, and director.

The appointments of the foregoing officers and directors were not made pursuant to any arrangement or understanding between any such person and any other person, except in connection with the Company’s acquisition of control by Trafalgar Asset Management, LLC and the Company’s ongoing strategic business combination initiatives. There are no family relationships among any of the Company’s directors or executive officers.

To the knowledge of the Company, none of Carlos Septién, Michelle Cervantes Vivanco or Ernesto Gómez Berjón has, during the past ten years, been involved in any legal proceeding required to be disclosed pursuant to Item 401(f) of Regulation S-K. Biographical information regarding the newly appointed directors and executive officers is set forth below.

Carlos Septién, Director and Chief Operating Officer. Mr. Septién currently serves as Chief Executive Officer (Director General) and Consejero Delegado of the Trafalgar group in Mexico, and was appointed Chief Operating Officer of the Company on July 29, 2026. He has more than 45 years of executive experience in Mexican banking and financial services, including 35 years serving as chief executive officer or vice president of banks and regulated financial institutions. From June 2021 to February 2024, Mr. Septién served as Vice President and Chief Executive Officer of Banco Autofin México, and from March 2024 to August 2025 as Chief Executive Officer of Grupo Diagnóstico Aries. Earlier in his career, he served as Chief Executive Officer of Laboratorios Médico El Chopo (2015–2020) and of Grupo Libertad (2013–2014); as Chief Executive Officer of Grupo Elektra’s financial services operations / Banco Azteca (2002–2013), one of Mexico’s largest mass-market financial services platforms; as Deputy Chief Executive Officer of Banorte (2002); as Chief Executive Officer and Chairman of the Board of Afore Bancrecer-Dresdner (2000–2001); as Chief Executive Officer of Ixe Grupo Financiero (1996–2000); as Deputy Chief Executive Officer, Commercial and Consumer Banking, of Banco del Atlántico (1992–1995); and in senior executive positions at BBVA México (1990–1992), Operadora de Bolsa (1989–1990) and Banamex (1978–1989). Mr. Septién is a member of the board of directors of Sanfer-Invekra. He holds an Executive MBA from Purdue University (1978) and a degree in Industrial Engineering from Universidad Iberoamericana (1975).

Michelle Cervantes Vivanco, Director and Chief Financial Officer. Ms. Cervantes Vivanco serves as Executive Vice President and Consejera Delegada of the Trafalgar group in Mexico, and was appointed Chief Financial Officer of the Company on July 29, 2026. Since 2019, she has served as chief financial officer across the group’s fintech ecosystem, with responsibility for the finances of a CNBV-regulated electronic payment funds institution (IFPE) and of Trafalgar SFP, S.A. de C.V., S.F.P., a CNBV-licensed sociedad financiera popular, covering financial planning, regulatory reporting and capital management. She is a member of the group’s Risk, Credit and Compensation committees. Ms. Cervantes Vivanco has more than 20 years of experience in Mexican financial institutions, having served at Banorte from 2003 to 2016 and at BanBajío from 2016 to 2019, most recently as a Director. She holds a Master’s degree in Finance from Tecnológico de Monterrey (2023), a licenciatura in Business Administration and Management from Universidad Nacional Autónoma de México (2020), and a licenciatura in International Relations from Universidad Nacional Autónoma de México (2011).

Ernesto Gómez Berjón, Director and Chief Growth Officer. Mr. Gómez Berjón has served since 2026 as Chief Revenue Officer of the Trafalgar group in Mexico, with a commercial mandate across Trafalgar SFP, S.A. de C.V., S.F.P. and TRF Casa de Bolsa, and was appointed Chief Growth Officer of the Company on July 29, 2026. Since September 2021, he has served as Founder and Chief Executive Officer of ERGO Capital (Intangilend México, S.A.P.I. de C.V.), a boutique advisory firm specializing in debt capital markets, structured finance and institutional funding for non-bank lenders, fintech companies and SMEs, which serves as the exclusive Latin American representative of Sivo, a U.S.-based debt capital platform for lenders. In that capacity, he has led the origination, structuring and execution of debt facilities for fintech lenders across nine Latin American markets, institutional fundraising processes with global private credit funds, the structuring of Mexican trust vehicles (fideicomisos), and credit portfolio analysis for institutional lenders, and serves as a member of ERGO Capital’s credit committee. He previously served as Director of Operations (franchisee) of InFinance, a franchise-based consumer and SME lending business (2018–2020); as Regional Manager for Mexico and Latin America of Genesis International Ltd., a risk consulting and training firm for banks and financial institutions (2016–2018); as co-founder and Chief Executive Officer of NeoTraining (2013–2020), which was acquired by AN Global Consulting in 2020; and as Chief Growth Officer and Director of Operations of Finmex, a SOFOM, and OPORMEX, a CNBV-supervised SOFIPO, within the Grupo Dakab family office (2012–2015). Mr. Gómez Berjón holds an MBA from Universidad Anáhuac and a bachelor’s degree from Universidad Panamericana.

As previously reported, Porfirio Sanchez Talavera currently serves as the Company’s Chief Executive Officer, Chairman of the Board and sole director pending the effectiveness of the director appointments described above. Following the expiration of the Rule 14f-1 notice period, the Company’s Board of Directors will consist of Porfirio Sanchez Talavera, Carlos Septién, Michelle Cervantes Vivanco and Ernesto Gómez Berjón.

None of the newly appointed officers or directors has entered into any material compensatory plan, contract or arrangement with the Company in connection with such appointments, and none presently receives any salary, bonus, equity award or other compensation from the Company, except as may be approved by the Board in the future.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 29, 2026, the Board of Directors of The Greater Cannabis Company, Inc. (the “Company”) approved, by unanimous written consent, an amendment to the Company’s Articles of Incorporation providing for (i) a change of the Company’s name from The Greater Cannabis Company, Inc. to Trafalgar International, Inc. and (ii) a one-for-five (1-for-5) reverse stock split of the Company’s issued and outstanding Common Stock (the “Reverse Stock Split”), with any resulting fractional shares rounded up to the next whole share. The Reverse Stock Split applies only to the Company’s Common Stock and does not affect the Company’s authorized Common Stock or Preferred Stock, or the outstanding shares, rights, preferences or voting powers of any series of Preferred Stock. The Articles of Amendment will become effective upon filing with the Florida Department of State or such later effective date as may be specified therein.

In connection with the Articles of Amendment, the Board also authorized management to submit the appropriate Corporate Action Notification Form and supporting documentation to FINRA requesting implementation of the Company’s corporate name change, the one-for-five (1-for-5) reverse stock split, and the corresponding trading symbol change. The corporate name change, reverse stock split and trading symbol change will become effective following FINRA’s processing of the corporate action and completion of all applicable regulatory requirements.

Also on July 29, 2026, the Board approved and adopted Amended and Restated Bylaws of the Company, effective immediately. The Amended and Restated Bylaws update and modernize the Company’s governance provisions and reflect the Company’s current management structure and corporate governance practices.

Copies of the Articles of Amendment and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events

On July 29, 2026, the Board of Directors authorized the filing of an Information Statement on Schedule 14F-1 pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, in connection with the appointment of Carlos Septién, Michelle Cervantes Vivanco and Ernesto Gómez Berjón to the Company’s Board of Directors. The appointments of such directors will become effective upon the expiration of the ten (10) day period following the mailing of the Information Statement to the Company’s stockholders.

The Board also authorized the Company’s officers to take all actions necessary or desirable to implement the corporate actions approved by the Board, including, without limitation, (i) filing Articles of Amendment with the Florida Department of State to effect the Company’s corporate name change and one-for-five (1-for-5) reverse stock split; (ii) submitting the appropriate Corporate Action Notification Form and related materials to FINRA in connection with the Company’s corporate name change, reverse stock split and trading symbol change; and (iii) preparing, executing and filing such additional reports, notices and other documents with the Securities and Exchange Commission, OTC Markets Group Inc., FINRA and other governmental or regulatory authorities as may be necessary or appropriate, and (iv) taking such further actions as may be necessary or advisable to carry out the intent of the resolutions adopted by the Board.

The Company will announce the effective date of the corporate name change, one-for-five (1-for-5) reverse stock split and trading symbol change following completion of the applicable regulatory processing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

3.1	Articles of Amendment to the Articles of Incorporation providing for the corporate name change to Trafalgar International, Inc. and a one-for-five (1-for-5) reverse stock split of the Company’s Common Stock.

3.2	Amended and Restated Bylaws of Trafalgar International, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Greater Cannabis Company, Inc.

Date: July 30, 2026	By:	/s/ Porfirio Sanchez Talavera
Porfirio Sanchez Talavera
Chief Executive Officer